FOLEY & LARDNER

                                ATTORNEYS AT LAW


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                                                            CLIENT/MATTER NUMBER
                                                                     014180-0134

                                November 13, 2001


Badger Meter, Inc.
4545 West Brown Deer Road
Milwaukee, WI  53223
Ladies and Gentlemen:

          We have acted as counsel for Badger Meter, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 200,000 shares of the Company's Common Stock, $1 par value (the "Common Stock"), which may be issued pursuant to the Badger Meter, Inc. 1999 Stock Option Plan (the "1999 Plan"). Each share of Common Stock issued pursuant to the 1999 Plan will be accompanied by a Common Share Purchase Right (the "Rights") in accordance with the Rights Agreement, dated as of May 26, 1998 (the "Rights Agreement"), between the Company and U.S. Bank, National Association (f/k/a Firstar Bank, N.A., successor to Firstar Trust Company).

          As counsel to the Company, we have examined: (i) the Registration Statement; (ii) the 1999 Plan and related documents; (iii) resolutions of the Board of Directors of the Company relating to the 1999 Plan and the issuance of Common Stock pursuant thereto; (iv) the Company's Restated Articles of Incorporation and By-laws, as amended to date; (v) the Rights Agreement; and
(vi) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The shares of Common Stock that are subject to the Registration Statement, when issued and paid for in the manner provided in the 1999 Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six months'

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FOLEY & LARDNER

  Badger Meter, Inc.
  November 13, 2001
  Page 2



service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

          3. The Rights that relate to the Common Stock, when issued in the manner contemplated in the Rights Agreement, will be validly issued.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER